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                                                                   Exhibit No. 9

                          KIRKPATRICK & LOCKHART LLP
                        1800 MASSACHUSETTS AVENUE, N.W.
                                  2/ND/ FLOOR
                          WASHINGTON, D.C. 20036-1800
                            TELEPHONE 202-778-9000
                            FACSIMILE 202-778-9100
                                  WWW.KL.COM

                               January 31, 2001


Mitchell Hutchins Securities Trust
51 West 52nd Street
New York, New York 10019-6114

Ladies and Gentlemen:

          You have requested our opinion, as counsel to Mitchell Hutchins Securities Trust ("Trust"), as to certain matters regarding the issuance of certain Shares of the Trust. As used in this letter, the term "Shares" means the Class A, Class B, Class C and Class Y shares of beneficial interest of the series of the Trust listed below that may be issued during the time that Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A ("PEA") is effective and has not been superseded by another post-effective amendment. The series of the Trust are PaineWebber Enhanced S&P 500 Fund and PaineWebber Enhanced Nasdaq-100 Fund.

          As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Trust's Trust Instrument and by-laws and such resolutions and minutes of meetings of the Trust's Board of Trustees as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) of the State of Delaware that in our experience are normally applicable to the issuance of shares by investment companies organized as business trusts in that State and to the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

          Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Trust and that, when sold in accordance with the terms contemplated by the PEA, including receipt by the Trust of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued, fully paid and non-assessable.

          We hereby consent to this opinion accompanying the PEA when it is filed with the SEC and to the reference to our firm in the statement of additional information that is being filed as part of the PEA.


                                   Very truly yours,

                                   /s/ Kirkpatrick & Lockhart LLP

                                   KIRKPATRICK & LOCKHART LLP